Exhibit 99.1

PRESS RELEASE

Financial Contact:

Robert A. Milligan

Chief Financial Officer

Healthcare Trust of America, Inc.

480.998.3478

RobertMilligan@htareit.com

Healthcare Trust of America, Inc. Elects Two New Directors

SCOTTSDALE, ARIZONA, March 14, 2022 – The Board of Directors of Healthcare Trust of America, Inc. (NYSE:HTA), the largest dedicated owner and operator of medical office buildings in the United States, on March 11, 2022 elected Reshma Block and Constance B. Moore as independent members of the board. With the election of the two new directors the board now consists of eight members, seven of whom are independent.

“We are pleased to welcome Reshma and Connie to our board. Each of them has impressive skills, experience and diversity relevant to our operations and the real estate industry,” said W. Bradley Blair, II, Chairman of the Board. “Their addition complements our board of directors’ skills and experiences, and we are confident they will provide valuable perspectives as we continue to execute our strategy, drive profitability and enhance value for all our shareholders. We look forward to their contributions,” Blair added.

Ms. Block is currently the Head of Technology and Innovation at Tricon Residential Inc., which owns over 31,000 single-family and multi-family rental homes across the United States and Canada. She has more than 25 years of strategic technology experience with startup, midsized and Fortune 100 companies. Since 2010, Ms. Block has been the principal consultant and founder of Compass Consulting, LLC, a boutique consulting firm providing executive level management consulting and program management. From 2008 to 2010 she was the Chief Operating Officer of My Life Compass, an e-commerce company. From 2006 to 2008 she was the Chief Operating Officer of BioNovix, a life-science company, which provided proprietary and patented nutraceuticals. From 1996 to 2006 Ms. Block was an information technology leader for Intel Corporation, where she was the lead architect, engineer, and manager of Intel’s first Enterprise Backup and Recovery Program. Ms. Block holds an M.B.A. degree from Pepperdine Graziadio School of Business and a bachelor’s degree from California State Polytechnic University. She is an advisor of the Audit and Compliance Committee of Hoag Hospital, Vice President of the McCoy Rigby Arts Conservancy, the former Chair of the Orange County Community Foundation, and former Board Chair of the South Asian Helpline and Referral Agency.

Ms. Moore has more than 40 years of experience in the real estate industry and extensive experience as a corporate director and officer. She has served as a director of Civeo Corporation since June 2014. She served as a director of Columbia Property Trust, including as chair of its board of directors in 2021, from November 2017 until it was acquired in December 2021, and as a director of Strive Communities, a private company, from January 2019 until it was acquired in April 2021. She served as a Director of BRE Properties, Inc. from September 2002 until BRE was acquired in April 2014. Ms. Moore served as President and Chief Executive Officer of BRE from January 2005 until April 2014, served as President and Chief Operating Officer from January 2004 until December 2004 and served as Executive Vice President & Chief Operating Officer from September 2002 to December 2003. Ms. Moore holds an M.B.A. from the Haas School of Business at the University of California, Berkeley, and a bachelor’s degree from San Jose State University. In 2009, she served as chair of National Association of REITS. Currently, she is the Chair of the Fisher Center for Real Estate and Urban Economics Policy Advisory Board at University of California, Berkeley, a Governor, and a Life Trustee of the Urban Land Institute, Vice Chair of the board of Bridge Housing Corporation, on the board of the Haas School of Business, and on the board of the Tower Foundation at San Jose State University.

About HTA

Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings in the United States, with assets comprising approximately 26.1 million square feet of GLA, with $7.8 billion invested primarily in medical office buildings as of December 31, 2021. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. HTA believes this drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level.

Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn and Twitter.

Forward-Looking Language

This press release contains certain forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about HTA, stockholder value and earnings growth.

The forward-looking statements included in this press release are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond HTA’s control. Although HTA believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, HTA’s actual results and performance could differ materially and in adverse ways from those set forth in the forward-looking statements. Factors which could have a material adverse effect on HTA’s operations and future prospects include, but are not limited to:

•	the Company’s ability to effectively deploy proceeds of offerings of securities;

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;
•	competition for acquisition and development of medical office buildings and other facilities that serve the healthcare industry;

•	the Company’s ability to acquire or develop real properties, and to successfully operate those properties once acquired or developed;

•	pandemics and other health concerns, and the measures intended to prevent their spread, including the currently ongoing COVID-19 pandemic;

•	economic fluctuations in certain states in which the Company’s investments are geographically concentrated;

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financial stability and solvency of the Company’s tenants, including the ability and willingness of the Company’s tenants or borrowers to satisfy obligations under their respective contractual arrangements with the Company and the potential inability of the Company to enforce its rights under its leases during the pendency of any pandemic;

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the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases or the Company’s ability to reposition its properties on the same or better terms in the event of a nonrenewal or in the event the Company exercises its right to replace an existing tenant;

•	fluctuations in reimbursements from third party payors such as Medicare and Medicaid;

•	supply and demand for operating properties in the market areas in which the Company operates;

•	changes in operating expenses of the Company’s properties including, but not limited to, expenditures for property taxes, property and liability insurance premiums, and utility rates;

•	the Company’s ability and the ability of its tenants to obtain and maintain adequate property, liability and other insurance from reputable, financial stable providers;

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restrictive covenants on certain of the Company’s properties subject to ground leases that may restrict or limit the uses of its properties and the types of tenants the Company is able to lease to, and the Company’s ability to attract new tenants;

•	the impact from damage to the Company’s properties from, or increased operating costs associated with, catastrophic weather and other natural events and the physical effect of climate change;

•	retention of the Company’s senior management team and its ability to attract and retain qualified key personnel;

•	legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts (“REITs”) and changes to laws governing the healthcare industry;

•	changes in interest rates, including changes as a result of the phasing out of the London Inter-bank Offered Rate (“LIBOR”) effective June 30, 2023;

•	the availability of capital and financing;

•	restrictive covenants in the Company’s credit facilities;

•	changes in the Company’s credit ratings;

•	HTA’s ability to remain qualified as a REIT;

•	changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs; and

•	the risk factors set forth in HTA’s most recent Annual Report on Form 10-K and in HTA’s most recent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, HTA undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, HTA.